Exhibit 10.35

ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS ELEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 25th day of September, 2020, by and among MARQUIS AFFILIATED HOLDINGS LLC, a Delaware limited liability company ("Holdings"), MARQUIS INDUSTRIES, INC., a Georgia corporation, and successor by merger with A-O Industries, LLC, a Georgia limited liability company, Astro Carpet Mills, LLC, a Georgia limited liability company, Constellation Industries, LLC, a Georgia limited liability company, S F Commercial Properties, LLC, a Georgia limited liability company, and Lonesome Oak Trading Co., Inc., a Georgia corporation ("Marquis”, together with Holdings, collectively, the "Borrowers" and each, individually, a "Borrower") and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, "Lender").

Recitals:

Lender and Borrowers are parties to a certain Loan and Security Agreement dated as of July 6, 2015 (as at any time amended, restated, supplemented or otherwise modified, the "Loan Agreement") pursuant to which Lender has made loans and other financial accommodations to Borrowers.

Borrowers have informed Lender of Marquis’ desire to purchase that certain real Property located at 1819 Highway 411, Chatsworth, Georgia 30705 (“JMC Real Estate”) from JCM Holdings, LLC, a Georgia limited liability company (“JMC Seller”), for the amount of $2,500,000 pursuant to that certain Agreement for the Sale and Purchase of Real Property dated on or about the date hereof by and between Marquis and JMC Seller (as amended, the “JMC Purchase Agreement”). In order to facilitate the purchase Marquis intends to issue that certain Promissory Note dated on or about the date hereof in the principal amount of $2,000,000 payable to the order of JMC Seller (the “JMC Promissory Note”). Such JMC Promissory Note is to be secured by the JMC Real Estate pursuant to that certain Commercial Deed to Secure Debt, Security Agreement and Assignment of Rents dated on or about the date hereof between Marquis and JMC Seller (the “JMC Security Deed”; collectively with the JMC Purchase Agreement and the JMC Promissory Note, the “JMC Real Estate Purchase Documents”). Pursuant to Section 10.2.1 of the Loan Agreement, Borrowers are not allowed to incur Debt, except in certain limited circumstances, which circumstances do not apply to the JMC Real Estate purchase. Furthermore, pursuant to Section 10.2.2 of the Loan Agreement, Borrowers are not allowed to create or suffer to exist any Lien upon any of their Property, except in certain limited circumstances, which circumstances do not apply to the JMC Real Estate. As such, Borrowers have requested that Lender and Borrowers enter into this Amendment to amend the Loan Agreement to the extent necessary to permit (i) the incurrence of Debt pursuant to the JMC Promissory Note and (ii) the creation of Lien on the JMC Real Estate pursuant to the JMC Security Deed.

The parties desire to amend the Loan Agreement as hereinafter set forth.

Events of Default under (and as defined in) the Loan Agreement have occurred. Borrowers have requested a waiver of such Events of Default. Lender is willing to waive such Events of Default as hereinafter set forth.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

2.Amendments to Loan Agreement.  The Loan Agreement is hereby amended as follows:

(a)By adding the following new definitions to Section 1.1 of the Loan Agreement in alphabetical sequence:

Eleventh Amendment Date:  September 25, 2020.

JMC Real Estate:  that certain real Property and improvements located at 1819 Highway 411, Chatsworth, Georgia 30705.

JMC Promissory Note:  that certain Promissory Note dated on or about the Eleventh Amendment Date in the original principal amount of $2,000,000 made by Marquis to the order of JMC Seller.

JMC Real Estate Lien:  security title to and a Lien on the JMC Real Estate pursuant to the JMC Security Deed.

JMC Security Deed: that certain Commercial Deed to Secure Debt, Security Agreement and Assignment of Rents dated on or about the Eleventh Amendment Date from Marquis in favor of JMC Seller conveying security title to and a Lien upon the JMC Real Estate as security for the JMC Promissory Note.

JMC Seller:  JCM Holdings, LLC, a Georgia limited liability company.

(b)By (i) deleting the “and” at the end of clause (l) of Section 10.2.1 of the Loan Agreement, (ii) deleting the “.” at the end of clause (m) of Section 10.2.1 of the Loan Agreement, (iii) adding “; and” to the end of clause (m) of Section 10.2.1 of the Loan Agreement and (iv) inserting the following new clause (n) to Section 10.2.1 of the Loan Agreement

(n)Debt pursuant to the JMC Promissory Note from time to time not to exceed $2,000,000.

(c)By (i) deleting the “and” at the end of clause (n) of Section 10.2.2 of the Loan Agreement, (ii) deleting the “.” at the end of clause (o) of Section 10.2.2 of the Loan Agreement, (iii) adding “; and” to the end of clause (o) of Section 10.2.2 of the Loan Agreement and (iv) inserting the following new clause (p) to Section 10.2.2 of the Loan Agreement

(p)the JMC Real Estate Lien securing Debt described in Section 10.2.1(n).

3.Limited Waiver of Default.  Each Borrower acknowledges that Events of Default have occurred and currently exist under the Loan Agreement as a result of Borrowers' breach of Section 10.3.1 of the Loan Agreement (the "Designated Defaults"). The Designated Defaults exist because of Borrowers’ failure to maintain a Fixed Charge Coverage Ratio of not less than 1.05 to 1.00 for the twelve consecutive months periods ending on July 31, 2020 and August 31, 2020. Each Borrower represents and warrants that the Designated Defaults are the only Defaults or Events of Default that exists under the Loan Agreement and the other Loan Documents as of the date hereof. Subject to the satisfaction of the conditions precedent set forth in Section 9 hereof, Lender waives the Designated Defaults as in existence on the date hereof.  In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date of this Amendment or

(b) Each Borrower's obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof.  Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, each Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.

4.Ratification and Reaffirmation.  Borrowers hereby ratify and reaffirm the Obligations, each of the Loan Documents, and all of Borrowers' covenants, duties, indebtedness and liabilities under the Loan Documents.

5.Acknowledgments and Stipulations.  Each Borrower acknowledges and stipulates that each of the Loan Documents executed by such Borrower creates legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby knowingly and voluntarily waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens.

6.Representations and Warranties.  Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Designated Defaults; the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7.Reference to Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement," "hereunder," or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8.Breach of Amendment.  This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9.Conditions Precedent.  The effectiveness of the amendments contained in Section 2 hereof and the waivers pursuant to Section 3 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)Lender shall have received a counterpart of this Amendment, duly executed by each Borrower;

(b)Lender shall have received an executed secretary’s certificate for each Borrower, in substantially the forms attached hereto;

(b)Lender shall have received the executed Real Estate Purchase Documents along with all exhibits and attachments thereto; and

(c) Lender shall have received such other agreements, instruments and documents as Lender may reasonably request.

10.Expenses of Lender.  Each Borrower agrees to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender's legal counsel and any taxes, filing fees and other expenses associated with or incurred in connection with the execution, delivery or filing of any instrument or agreement referred to herein or contemplated hereby.

11.Release of Claims.  To induce Lender to enter into this Amendment, each Borrower hereby RELEASES, ACQUITS AND FOREVER DISCHARGES Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Lender.

12.Effectiveness; Governing Law.  This Amendment shall be effective upon acceptance by Lender in Atlanta, Georgia (notice of which acceptance is hereby waived), whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

13.No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

14.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.Further Assurances.  Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

16.Miscellaneous.  This Amendment expresses the entire understanding of the parties with respect to the subject matter hereof and may not be amended except in a writing signed by the parties.

17.Waiver of Jury Trial.  To the fullest extent permitted by Applicable Law, each party hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

18. Execution.  This Amendment may be in the form of an Electronic Record and may be executed using electronic signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record.  This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Amendment.   For the avoidance of doubt, the authorization under this paragraph may include use or acceptance by Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention.

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signatures appear on the following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

ATTEST:	MARQUIS AFFILIATED HOLDINGS LLC

/s/ Tony Isaac	By:	/s/ Jon Isaac
Tony Isaac, Secretary		Jon Isaac, President and Chief Executive Officer

[COMPANY SEAL]

ATTEST:	MARQUIS INDUSTRIES, INC.

/s/ Tim Young	By:	/s/ Weston A. Godfrey, Jr.
Tim Young, Secretary		Weston A. Godfrey, Jr., Chief Executive Officer

[CORPORATE SEAL]

[Signatures continued on following page.]

LENDER:

BANK OF AMERICA, N.A.

By:	/s/ Michelle Terwilleger
Michelle Terwilleger, Vice President